Exhibit 5.1

June 3, 2014

Brookdale Senior Living Inc.

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), up to 47,952,900 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, issuable upon consummation of the merger (the “Merger”) of Broadway Merger Sub Corporation (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of the Company, with and into Emeritus Corporation, a Washington corporation (“Emeritus”), with Emeritus continuing as the surviving corporation and a direct wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of February 20, 2014, by and among the Company, Merger Sub and Emeritus (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon the following:

(i) the Registration Statement, as filed with the Commission on the date hereof;

(ii) the Merger Agreement;

(iii) a specimen certificate representing the Common Stock;

(iv) a certificate from the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of the Company in the State of Delaware and as certified by the Secretary of the Company;

(v) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as certified by the Secretary of State of the State of Delaware;

(vi) the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company;

Brookdale Senior Living Inc.

June 3, 2014

(vii) certain resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company, adopted February 20, 2014, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters; and

(viii) the form of Certificate of Amendment to the Certificate of Incorporation attached as Annex A to the joint proxy statement/prospectus included in the Registration Statement (the “Certificate of Amendment”).

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Merger is completed in accordance with the Merger Agreement, (iii) the Certificate of Amendment has been filed with the Secretary of State of the State of Delaware and become effective and (iv) if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing Shares credited to the recipients’ accounts maintained with the transfer agent for the Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP